UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 30, 2005

Abatix Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-10184	75-1908110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Eastpoint Drive, Suite 500, Dallas, Texas		75227

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Company has executed a Memorandum of Understanding (“MOU”) to settle the consolidated shareholder class action (“Class Action”) now pending in the United States District Court for the Northern District of Texas, Dallas Division (“Court”) and the derivative suit (“Derivative Suit”) now pending in the District Court of Dallas County, Texas, 162nd Judicial District.  While the Company was prepared to vigorously defend itself and the officers and directors against the allegations, the Company agreed to settle both the Class Action and the Derivative Suit for a total of $900,000 in cash, so that management and its employees can concentrate their full attention on growing the business by eliminating the distraction of further protracted litigation.  In addition, the Company agreed to the proposed settlement in order to eliminate the litigation risk and expense.  The settlement funds are expected to be covered by the Company’s insurance policy.  Accordingly, there are no expected charges against the Company’s earnings related to this matter.  In addition, the Company has agreed to enhance certain of its corporate governance procedures as part of this proposed settlement.  This proposed settlement expressly provides that the Company, including its officers or directors, does not admit or concede any violation of law or wrongdoing of any kind.

This proposed settlement is subject to (1) the lead plaintiff in the Class Action, the lead plaintiff in the Derivative Suit and the defendants agreeing on a definitive Stipulations and Agreements of Settlement (“Definitive Settlement”), (2) preliminary approval by the Court, (3) notification to the members of the Class Action and (4) final approval by the Court.  Members of the Class Action are defined as purchasers of Abatix common stock from 5:05 p.m. Eastern Standard Time (“EST”) on April 14, 2004 through and including April 30, 2004.

The information herein contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Abatix Corp.  Actual results could differ materially from those discussed herein.  Certain, but not all, factors that could contribute to such differences are, the defendants and plaintiffs can not agree on a Definitive Settlement; the Court rejects the settlement offer; the members of the Class Action opt out of the settlement offer; the Court does not grant final approval; insufficient insurance proceeds to fund the settlement or defense; the Definitive Settlement may differ materially from this MOU; or additional litigation.  We do not undertake any obligation to publicly update forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law or regulation.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

99.1 – Memorandum of Understanding dated March 30, 2005.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

Date April 5, 2005
/s/ FRANK J. CINATL, IV

Frank J. Cinatl, IV
Vice President and Chief Financial Officer
(Principal Accounting Officer)